Exhibit 10.2

JOINT VENTURE AGREEMENT

(for AI and High-Performance Computing Infrastructure)

THIS JOINT VENTURE AGREEMENT (this “Agreement”) is entered into as of February 26, 2026 (the “Effective Date”), by and between:

1.	K-Mark Technology Limited, a company incorporated under the laws of Hong Kong SAR, with its principal place of business / registered office at 7A Mai On Industrial Bldg, 17-21 Kung Yip Street, Kwai Chung, Hong Kong; and

2.	Aurora AZ Energy Ltd., a company incorporated under the laws of Alberta, Canada, with its principal office at 1107-707 7 Avenue Southwest Calgary AB T2P 3H6 (“Aurora”).

K-Tech and Aurora are each referred to herein individually as a “Party” and collectively, the “Parties”.

RECITALS

A. K-Tech is a premier technology firm specializing in ASIC high-performance chip procurements, hardware manufacturing, software services, and the design, development, and operation of high-density computing data centers.

B. Aurora is an energy company and a specialist in wellhead energy solutions and related infrastructure, focused on converting natural gas and other energy resources into sustainable power for high-density computing.

C. The Parties desire to form a joint venture to develop, own, finance, construct, operate and maintain one or more artificial intelligence and high-performance computing (“AI/HPC”) data center projects with initial IT capacity of more than 100 MW and potential expansion up to 500 MW (each, a “Project”, and collectively, the “Projects”), on sites located in Alberta, Canada, which are controlled and supplied with power by Aurora.

D. The Parties intend that the joint venture be conducted through a limited liability company to be formed pursuant to this Agreement, with K-Tech primarily responsible for design, development, construction management and operations of the data center facilities, and Aurora primarily responsible for providing (directly or through its affiliates or third parties) suitable sites and energy infrastructure.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the Parties agree as follows:

ARTICLE 1: DEFINITIONS

1.1 Defined Terms. Capitalized terms used but not otherwise defined in this Agreement shall have the meanings commonly used in joint venture agreements, or as the context requires. The Parties may agree a more detailed definition schedule in a separate annex.

ARTICLE 2: FORMATION AND PURPOSE

2.1 Formation of the Company.

●	(a) The Parties shall form a limited liability company under the laws of Hong Kong SAR, to be named “KTech Aurora AI Infrastructure Limited” or such other name as the Parties may mutually agree (the “Company”).

●	(b) The Parties shall cause a Certificate of Formation (or equivalent organizational document) of the Company to be filed with Hong Kong SAR (or other applicable authority) in accordance with applicable law.

2.2 Purpose. The purpose of the Company shall be to:

●	(a) identify, acquire (by lease, license or purchase), develop, own, finance, construct, operate, maintain and expand one or more AI/HPC data center Projects;

●	(b) enter into all agreements necessary or desirable for such purposes, including site leases, power supply agreements, construction contracts, equipment purchase agreements, offtake or hosting agreements, and operations and maintenance agreements; and

●	(c) engage in any other activities that are reasonably incidental or related to the foregoing, as approved by the Board (as defined below).

2.3 No Other Business. The Company shall not engage in any business other than as expressly set forth in Section 2.2, except with the prior written approval of both Parties.

ARTICLE 3: CAPITAL STRUCTURE AND CONTRIBUTIONS

3.1 Equity Interests.

●	(a) The equity interests in the Company (the “Units”) shall initially be owned as follows, subject to adjustment in accordance with this Agreement:

o	(i) K-Tech: 75% of the Units;

o	(ii) Aurora: 25% of the Units.

●	(b) The Parties may agree different ownership percentages for specific Projects in separate project-level vehicles, provided such arrangements are documented in written amendments or project-specific joinder agreements.

3.2 Initial Capital Contributions.

●	(a) On or prior to the Effective Date (or such other date as the Parties may agree), each Party shall make the cash and/or in-kind capital contributions agreed between them.

●	(b) In-kind contributions (including any site rights, permits, equipment or work-in-progress) shall be valued as mutually agreed by the Parties in writing and reflected in the Company’s books and capital accounts.

3.3 Additional Capital Contributions.

●	(a) If the Board determines in good faith that additional capital is required for any Project or the Company’s operations, it may issue a written capital call notice to the Parties specifying:

o	(i) the aggregate amount of additional capital required;

o	(ii) the purpose(s) of such capital; and

o	(iii) each Party’s pro rata share based on its then-current ownership percentage.

3.4 No Other Obligations to Contribute. Except as expressly provided in this Agreement or otherwise mutually agreed in writing, no Party shall be obligated to make capital contributions or provide financing to the Company.

ARTICLE 4: GOVERNANCE

4.1 Board of Managers.

●	(a) The business and affairs of the Company shall be managed by a board of managers (the “Board”).

●	(b) The Board shall consist of two (2) managers. K-Tech shall have the right to appoint one (1) manager; Aurora shall have the right to appoint one (1) manager.

●	(c) Each Party may remove and replace its appointed managers upon written notice to the other Party and the Company.

4.2 Meetings and Voting.

●	(a) The Board shall meet at least quarterly, or more frequently as reasonably required. Meetings may be held in person, by video conference or teleconference.

●	(b) Each manager shall have one vote. Unless otherwise provided herein, matters shall be decided by simple majority vote of the managers present and voting.

●	(c) The presence (in person or by remote means) of a majority of the managers (including at least one manager appointed by each Party) shall constitute a quorum.

4.3 Major Decisions. Notwithstanding Section 4.2, the following matters (“Major Decisions”) shall require the prior written approval of both Parties (or all managers):

●	(a) approval or material amendment of any annual business plan or budget for the Company or any Project;

●	(b) any capital call or incurrence of indebtedness above 100,000 USD (or equivalent) outside an approved budget;

●	(c) any sale, lease, transfer or encumbrance of all or substantially all of the Company’s or any Project’s assets;

●	(d) entry into, material amendment or termination of any key Project agreement, including:

o	(i) site leases or purchase agreements;

o	(ii) power supply or fuel supply agreements;

o	(iii) construction or EPC contracts exceeding 100,000 USD;

o	(iv) any offtake, hosting or capacity lease agreements exceeding 1 MW or 1 year;

●	(e) admission of any new member or issuance of additional equity securities;

●	(f) merger, consolidation, recapitalization or dissolution of the Company; and

●	(g) any change of governing law or dispute resolution provisions of this Agreement.

4.4 Day-to-Day Management. Subject to the authority of the Board and the Major Decisions list, the Company’s officers shall manage day-to-day operations, pursuant to terms set out in management or services agreements approved by the Board.

ARTICLE 5: ROLES AND RESPONSIBILITIES

5.1 Aurora Responsibilities. Subject to applicable approvals and Project-specific agreements, Aurora shall:

●	(a) identify and secure suitable Project sites, including any required surface or subsurface rights, access easements and zoning approvals;

●	(b) design, procure, construct and/or arrange for energy infrastructure (including wellhead generation, gas handling, electrical distribution, interconnection facilities and related systems) to provide reliable power to the Projects consistent with agreed technical specifications;

●	(c) obtain, or assist in obtaining, all permits and approvals necessary for the energy infrastructure and site use; and

●	(d) perform such other tasks as may be set forth in a site and power services agreement between the Company and Aurora or its Affiliate.

5.2 K-Tech Responsibilities. Subject to applicable approvals and Project-specific agreements, K-Tech shall:

●	(a) design the AI/HPC data center facilities, including building layout, rack configuration, cooling, electrical and network systems;

●	(b) manage or oversee construction of the data center facilities and integration with the energy infrastructure;

●	(c) supply or procure computing hardware, ASIC equipment and related components as agreed;

●	(d) operate and maintain the data center facilities, including monitoring, maintenance, and performance optimization; and

●	(e) perform such other tasks as may be set forth in a development and operations services agreement between the Company and K-Tech or its Affiliate.

5.3 Standards of Performance. Each Party shall perform its responsibilities:

●	(a) with due care and in accordance with good industry practices for hyperscale AI/HPC data centers;

●	(b) in material compliance with applicable laws and permits; and

●	(c) in a manner designed to meet agreed performance and availability targets set out in Project-specific documents.

ARTICLE 6: DISTRIBUTIONS; ALLOCATIONS

6.1 Distributions. Subject to applicable law, financing covenants and reasonable reserves approved by the Board, the Company shall distribute available cash to the Parties in proportion to their respective ownership percentages, at such times as the Board may determine.

6.2 Tax Allocations. Profits, losses and other tax items shall be allocated among the Parties in accordance with their ownership percentages and in compliance with applicable tax laws and regulations, as the Company’s tax advisors may recommend.

ARTICLE 7: TRANSFERS; PREEMPTIVE RIGHTS

7.1 Restrictions on Transfers. No Party may transfer any of its Units except:

●	(a) with the prior written consent of the other Party; or

●	(b) to one of its wholly owned Affiliates, provided that such Affiliate executes a joinder agreeing to be bound by this Agreement and the transferring Party remains jointly and severally liable.

7.2 Right of First Offer / Refusal.

●	(a) If a Party (the “Selling Party”) wishes to transfer its Units (other than to a permitted Affiliate), it shall first offer such Units to the other Party (the “Non- Selling Party”) on the terms set out in a written offer notice.

●	(b) The Non-Selling Party shall have thirty (30) days to accept all (but not less than all) of the offered Units.

●	(c) If it does not accept within such period, the Selling Party may transfer such Units to a third party on terms no more favorable than those offered to the Non-Selling Party, within thirty (30) days, subject to any other restrictions herein.

ARTICLE 8: EXCLUSIVITY; NON-COMPETE (PROJECT-LEVEL)

8.1 Project-Level Exclusivity. During the term of this Agreement and for so long as the Company holds rights to a given Project:

●	(a) neither Party nor its controlled Affiliates shall, within a defined mile radius of such Project site, independently develop or participate in a competing AI/HPC data center project that directly competes with the Project, except through the Company or as otherwise unanimously approved by the Parties;

●	(b) this Section shall not restrict either Party from pursuing other projects outside the defined radius or unrelated to AI/HPC data centers.

8.2 Reasonableness; Modification. The Parties acknowledge that the foregoing restrictions are reasonable in scope and duration given the nature of the joint venture. If a court of competent jurisdiction determines any restriction to be unenforceable, such restriction shall be modified and enforced to the maximum extent permissible.

ARTICLE 9: CONFIDENTIALITY; INTELLECTUAL PROPERTY

9.1 Confidentiality.

●	(a) Each Party shall keep confidential all non-public information relating to the other Party, the Company or any Project (“Confidential Information”), except as permitted in this Section.

●	(b) Confidential Information may be disclosed to Affiliates, employees, lenders, investors, and advisors with a need to know, or as required by law.

●	(c) This obligation shall survive for a defined period of years after the termination of this Agreement.

9.2 Intellectual Property.

●	(a) Each Party shall retain ownership of all intellectual property (“IP”) owned by it prior to the Effective Date or developed independently of the Company (“Background IP”).

●	(b) IP developed by or on behalf of the Company in the course of the Projects and funded by the Company (“Project IP”) shall be owned by the Company, subject to any license rights granted in favor of the Parties as may be agreed in writing.

●	(c) Each Party may grant to the Company a non-exclusive, royalty-free license to use its Background IP solely as necessary for the Projects, to the extent expressly agreed in writing in Project-specific documents.

ARTICLE 10: REPRESENTATIONS; COVENANTS; INDEMNITIES

10.1 Mutual Representations and Warranties. Each Party represents and warrants to the other that it is duly organized, validly existing, has all requisite power and authority, and that this Agreement is a legal, valid, and binding obligation.

10.2 Performance Standard. Each Party shall perform its obligations with reasonable skill and care, in accordance with good industry practices and applicable laws.

10.3 Indemnification. Each Party (the “Indemnifying Party”) shall indemnify, defend and hold harmless the other Party, the Company and their respective Affiliates from and against any losses, damages, liabilities, and costs (“Losses”) arising out of or in connection with:

●	(i) any breach of this Agreement;

●	(ii) any inaccuracy in representations or warranties; or

●	(iii) the gross negligence, wilful misconduct or fraud of the Indemnifying Party.

ARTICLE 11

TERM AND TERMINATION

11.1 Term. This Agreement shall commence on the Effective Date and shall continue in effect until the earlier of: (a) dissolution and liquidation of the Company in accordance with this Agreement; or (b) mutual written agreement of the Parties to terminate this Agreement.

11.2 Termination for Cause. Either Party may terminate this Agreement (and require dissolution of the Company, subject to financing arrangements) upon written notice if the other Party: (a) materially breaches this Agreement and fails to cure such breach within thirty (30) days after written notice; or (b) becomes insolvent, is subject to bankruptcy proceedings, or ceases to carry on its business in the ordinary course, in each case in a manner that materially impairs its ability to perform hereunder.

11.3 Effect of Termination. (a) Termination of this Agreement shall not affect:

●	(i) any accrued rights or obligations as of the date of termination;

●	(ii) any rights or obligations which by their nature are intended to survive (including confidentiality, IP, indemnities and dispute resolution); or

●	(iii) the terms of any Project-specific financing or customer agreements, except as otherwise provided therein. (b) Upon termination and dissolution, the Company’s assets shall be liquidated and distributed in accordance with applicable law and the Parties’ ownership percentages, after payment of liabilities.

ARTICLE 12: GOVERNING LAW; DISPUTE RESOLUTION

12.1 Governing Law. This Agreement and any dispute arising out of or in connection with it shall be governed by and construed in accordance with the laws of Hong Kong SAR, without regard to its conflict of laws rules.

12.2 Dispute Resolution.

●	(a) Negotiation: Parties shall first attempt to resolve disputes through senior executive negotiations within fifteen (15) Business Days.

●	(b) Arbitration: If unresolved within thirty (30) days of the meeting, disputes shall be resolved by binding arbitration under laws and regulations in Hong Kong SAR.

IN WITNESS WHEREOF, the Parties have executed this Joint Venture Agreement as of the Effective Date.

K-MARK TECHONOLOGY LTD.

By:	/s/ Kwok Yiu Wah
Name: Kwok Yiu Wah
Title: Director

AURORA AZ ENERGY LTD.

By:	/s/ Jing Shan Zhou
Name: Jing Shan Zhou
Title: CEO